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                                                                    EXHIBIT 99.1

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MEDIA CONTACT: Rebecca Mabry                       INVESTOR   Frank McCaney
               VIASYS Healthcare Inc.              CONTACT:   VIASYS Healthcare Inc.
               (714) 283-2228 ext. 8364                       (610) 862-0817
               rmabry@viasyscriticalcare.com                  fmccaney@viasyshc.com
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FOR IMMEDIATE RELEASE

VIASYS HEALTHCARE'S CRITICAL CARE DIVISION ANNOUNCES FDA CLEARANCE OF AVEA(TM)

Conshohocken, PA. May 23, 2002 - VIASYS Healthcare Inc.'s (NYSE:VAS) Critical Care Division announced today that it received FDA clearance of a 510(k) premarket notification to market the AVEA ventilator. AVEA is an advanced generation integrated life support system designed to meet the needs of all neonatal, pediatric and adult patients. VIASYS anticipates that it will begin shipment of the product to customers before the end of the third quarter of 2002.

VIASYS Healthcare Inc. is a global, research-based medical technology company focused in respiratory technology, neuro-care and medical/surgical products. VIASYS' products are marketed under well-recognized brand names such as SensorMedics, Bird, Bear, Nicolet, and Jaeger. VIASYS is headquartered in Conshohocken, Pa. More information can be found at WWW.VIASYSHEALTHCARE.COM.


THIS PRESS RELEASE INCLUDES A FORWARD-LOOKING STATEMENT WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 REGARDING COMMENCEMENT OF SHIPMENTS OF AVEA. THIS FORWARD-LOOKING STATEMENT IS BASED ON CURRENT EXPECTATIONS AND INVOLVES INHERENT RISKS AND UNCERTAINTIES, INCLUDING IMPORTANT FACTORS THAT COULD DELAY, DIVERT, OR CHANGE THE EXPECTATIONS FOR AVEA AND COULD CAUSE ACTUAL OUTCOMES AND RESULTS TO DIFFER MATERIALLY FROM CURRENT EXPECTATIONS. THESE FACTORS INCLUDE, AMONG OTHER THINGS, MARKET FACTORS, INTERNAL RESEARCH AND DEVELOPMENT INITIATIVES, PARTNERED RESEARCH AND DEVELOPMENT INITIATIVES, COMPETITIVE PRODUCT DEVELOPMENT, MARKETING INITIATIVES, GOVERNMENTAL REGULATIONS AND LEGISLATION, PATENT POSITIONS AND LITIGATION. FOR FURTHER DETAILS AND A DISCUSSION OTHER RISKS AND UNCERTAINTIES THAT MAY CHANGE VIASYS' EXPECTATIONS, PLEASE SEE OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 29, 2001, WHICH IS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. VIASYS UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE THIS FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.